Exhibit 5.1

May 7, 2019

GMS Inc.

100 Crescent Center Parkway, Suite 800

Tucker, Georgia 30084

Re:          Registration Statement on Form S-3 (No. 333-           )

Ladies and Gentlemen:

We have acted as counsel to GMS Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is being furnished pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K under the Securities Act.

The Registration Statement relates to the registration of the proposed resale from time to time of 1,129,033 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), proposed to be offered and sold by the selling stockholders identified in the Registration Statement. Pursuant to the Securities Purchase Agreement dated April 4, 2018 among the Company and the other parties named therein, the selling stockholders acquired non-voting exchangeable shares (the “Exchangeable Shares”) of the Company’s indirect subsidiary Canada Gypsum Management and Supply, Inc., each of which is exchangeable, at the option of the holder thereof, for Shares at any time on a one-for-one basis.

We have examined the Second Amended and Restated Certificate of Incorporation of the Company; the Second Amended and Restated Bylaws of the Company; records of proceedings of the Board of Directors of the Company deemed by us to be relevant to this opinion letter; and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth.

Our opinions set forth below are limited to the General Corporation Law of the State of Delaware and applicable provisions of the Constitution of the State of Delaware. We do not express any opinion herein concerning any other laws.

This opinion letter is provided for your use solely in connection with the filing of the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that, upon the exchange of Exchangeable Shares for Shares, pursuant to the terms of the Exchangeable Shares such Shares shall have been duly authorized, validly issued and fully paid and are nonassessable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/William S. Ortwein
William S. Ortwein
A Partner